                                                                    Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-50373 and 33-53133 of Ohio Power Company on Form S-3 of our reports dated February 21, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of Ohio Power Company for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio
March 20, 2003